Exhibit 5.1

[Letterhead of Morrison & Foerster LLP]

May 17, 2018

Board of Trustees
Whitestone REIT
2600 South Gessner, Suite 500
Houston, Texas 77063

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Whitestone REIT, a Maryland real estate investment trust (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to $750,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) common shares of beneficial interest, par value $0.001 per share (the “Common Shares”); (ii) preferred shares of beneficial interest, par value $0.001 per share (the “Preferred Shares”); (iii) depositary receipts representing fractional interests in Preferred Shares (the “Depositary Shares”); and (iv) subscription rights to purchase Common Shares, Preferred Shares and Depositary Shares (the “Rights” and, together with the Common Shares, the Preferred Shares and the Depositary Shares, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis in accordance with Rule 415 promulgated under the Securities Act, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus.

As counsel for the Company, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents, certificates and records as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, instruments, documents, certificates and records that we have reviewed; and (iv) the legal capacity of all natural persons. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established or verified the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that: (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time under the Registration Statement will have been duly authorized and established by proper action of the Board of Trustees of the Company or a duly authorized committee of the Board of Trustees (“Board Action”) in accordance with the Company’s Articles of Amendment and Restatement (as amended, the “Charter”) and bylaws and applicable provisions of Maryland corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act, and no stop order suspending its

Whitestone REIT
May 17, 2018

effectiveness will have been issued and remain in effect; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Depositary Shares will be issued under one or more deposit agreements by the financial institution identified therein as depositary, each deposit agreement to be between the Company and the financial institution identified therein as depositary; (vii) any Rights associated with the Common Shares, Preferred Shares or Depositary Shares will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as rights agent; (viii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (ix) the Company will remain a Maryland corporation; (x) the Securities will not be issued in violation of the ownership limit contained in the Charter or any comparable provision in the Articles Supplementary to the Charter; (xi) upon the issuance of any Securities that are shares of Common Shares, including Common Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares (“Common Securities”), the total number of shares of Common Shares issued and outstanding will not exceed the total number of shares of Common Shares that the Company is then authorized to issue under the Charter; (xii) upon the issuance of any Preferred Shares or Depositary Shares, including Preferred Shares deposited in connection with the issuance of any Depositary Shares and any Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares (“Preferred Securities”), the total number of shares of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of shares of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter; (xiii) with respect to any Preferred Securities, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (the “Preferred Filings”); (xiv) the terms of the Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement; (xv) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xvi) the laws of the State of New York will be the governing law with respect to any deposit agreement, warrant agreement and rights agreement; and (xvii) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the deposit agreement for any Depositary Shares and under the rights agreement for any Rights associated with the Common Shares, namely, the depositary or the rights agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such deposit agreement or rights agreement, as applicable; that such deposit agreement or rights agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such deposit agreement or rights agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and authority to perform its obligations under such deposit agreement or rights agreement, as applicable.

Whitestone REIT
May 17, 2018

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.Upon the completion of the Board Action, the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action, will be validly issued, fully paid and nonassessable.

2.Upon the completion of the Board Action and the Preferred Filings relating to the Preferred Securities, the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Board Action and Preferred Filings, will be validly issued, fully paid and nonassessable.

3.The depositary receipts evidencing the Depositary Shares, upon completion of the Board Action and the due execution and delivery of a deposit agreement relating thereto on behalf of the Company and the depositary named therein and due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.

4.Upon the completion of the Board Action and the due execution and delivery of a rights agreement relating to the Rights on behalf of the Company and the rights agent named therein, the Rights will be duly authorized.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)    limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)    rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)    general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion letter is based as to matters of law solely on (i) the Maryland General Corporation Law, as amended, and (ii) applicable provisions of the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “Maryland General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Whitestone REIT
May 17, 2018

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement with the Commission and to reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Sincerely,
/s/ Morrison & Foerster LLP
Morrison & Foerster LLP